UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 4, 2006

NeoPharm, Inc.

(Exact name of registrant as specified in charter)

Delaware	33-905163	51-0327886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 Lakeside Drive, Waukegan, IL	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(847) 887-0800

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c)).

Item 1.01.  Entry Into a Material Agreement

On August 4, 2006, NeoPharm, Inc. (the “Company”) and Mr. Ronald E. Pauli agreed to the terms under which Mr. Pauli will be employed as the Company’s Executive Vice President, effective as of August 28, 2006, and will assume the positions of Chief Financial Officer and Secretary, effective as of September 1, 2006 (the “Terms of Employment”).

In accordance with the Terms of Employment, Mr. Pauli (also referred to herein as the “Executive”) will receive a base salary of $240,000.  In addition, Mr. Pauli received a sign-on bonus of $50,000.  Mr. Pauli will also be eligible to receive an Annual Bonus based on a percentage of his Base Salary and the achievement of certain yet to be specified milestones.

The Company has granted the Executive options pursuant to the Company’s 2006 Equity Incentive Plan (the “Option Plan”), to purchase 75,000 shares of the Company’s common stock (the “Options”) at an option exercise price equal to the Fair Market Value as of the Date of Grant, as determined under the Option Plan.  The Options will vest in four equal installments of 18,750 shares each on the first four anniversaries of the Date of Grant.

In the event of a termination of employment without cause after six months of employment, or within 12 months after a Change of Control as defined in the Option Plan, the Executive would be entitled to continuance of his base salary for a period of six months.

Additional benefits to be provided to Mr. Pauli include a $500 per month car allowance, four weeks vacation, participation in the Company’s 401(k) Plan and under the Company’s disability coverage.  In addition, Mr. Pauli will be eligible to participate in the Company’s life and health insurance and other employee benefit programs on the same basis as other employees.

The foregoing summary of certain provisions of the Terms of Employment is qualified in its entirety by reference to the text of the Terms of Employment which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

A copy of the Press Release issued by the Company on August 8, 2006 announcing the appointment of Mr. Pauli is attached as Exhibit 99.1 to this current report on Form 8-K.  The information contained in Exhibit 99.1 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.02.   Results of Operations and Financial Condition.

On August 9, 2006, NeoPharm, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2006.  A copy of the press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.   Departure of Directors Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           As described under Item 1.01, the Board of Directors of NeoPharm, Inc. appointed Mr. Ronald E. Pauli as an Executive Vice President, effective as of August 28, 2006, and as Chief Financial Officer and Secretary, effective as of September 1, 2006.

Business Experience           Mr. Pauli comes to NeoPharm from Abraxis BioScience, Inc. (formerly American Pharmaceutical Partners, Inc.), a biotech pharmaceutical manufacturer and marketer, where he has served as Interim CFO since May of this year and where he held the position of Corporate Controller since 2002.  Prior to joining Abraxis, Mr. Pauli was Vice President, Controller and CFO of ERSCO Corporation, a distributor/fabricator of construction products and materials.  Prior to his service with ERSCO, Mr. Pauli served as Corporate Controller for Applied Paper, Inc. and R.P. Scherer Corporation, and held a variety of positions with KMart Corporation, where he was employed from 1985-1996, last serving as Assistant Treasurer.  Mr. Pauli is a Certified Public Accountant and received his B.S. in Accounting from Michigan State University and a M.S., Finance, from Walsh College, Troy, Michigan.

Relationship         Prior to his employment as Executive Vice President, Chief Financial Officer and Secretary, Mr. Pauli has had no relationship or transactions with the Company.

Item 9.01.   Financial Statements and Exhibits

(d)           Exhibits

10.1                           Terms of Employment for Ronald E. Pauli.

99.1                           Press Release dated August 8, 2006 reporting the hiring of Mr. Ronald E. Pauli as Executive Vice President, Chief Financial Officer and Secretary of NeoPharm, Inc.

99.2                          Press Release dated August 9, 2006 announcing financial results for the second quarter ended June 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.

By:          /s/GUILLERMO A. HERRERA

Printed Name:  Guillermo A. Herrera

Title:  CHIEF EXECUTIVE OFFICER

Date:   August 9, 2006

INDEX TO EXHIBITS

10.1                            Terms of Employment for Ronald E. Pauli.

99.1                            Press Release dated August 8, 2006 reporting the hiring of Mr. Ronald E. Pauli as Executive Vice President, Chief Financial Officer and Secretary.

99.2                            Press Release dated August 9, 2006 announcing financial results for the second quarter ended June 30, 2006.